Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K of Tri-Isthmus Group, Inc. (the “registrant”) for the year ended January 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “report”), I, Todd Parker, Co-Chief Executive Officer and Co-Chief Financial Officer of the registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.
Date: June 20, 2006

By:	/S/ Todd Parker
Todd Parker
Co-Chief Executive Officer and Co-Chief Financial Officer
This certification accompanies this report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.